Exhibit 99.2

4th Quarter and Year Ended December 31, 2007 INX Inc. Nasdaq: INXI www.INXI.com March 6, 2008 Financial Results

Agenda For Conference Call 1. Brian Fontana, CFO will present the results for the quarter and year and discuss certain financial trends 2. Mark Hilz, President & COO will provide an industry update and discuss recent achievements, activities and events 3. Jim Long, Chairman & CEO, will discuss industry and INX business trends and INX management's outlook for the future 4. Take questions

GAAP Reconciliation and Forward-Looking Statements This presentation contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, including future operating results expectations. Statements associated with words such as "anticipate," "believe," "expect," "hope," "should," "target," "will" or other similar words are forward-looking statements. These projections and other forward-looking statements are only projections. Actual events, performance or results may differ materially from those indicated due to numerous factors, many of which we have little or no control over, and some of which we may not be successful in addressing. Numerous of these factors are set forth in our 2006 Form 10-K, and our soon-to-be filed 2007 Form 10-K, which we urge you to read. All financial results shown are for continuing operations unless otherwise noted During this presentation references to financial measures of INX will include references to non-GAAP financial measures. INX provides a reconciliation between GAAP and non-GAAP financial information within this presentation and on its website at www.INXI.com under the "Investors" tab, which may be accessed directly at www.INXI.com/non-gaap-recon. GAAP Reconciliation Safe Harbor Statement

Non-GAAP Financial Measures Presentation of non-GAAP net income provides a consistent basis for comparison to historical periods based on results that management views as the key measurements of financial performance Non-GAAP net income is net income on a GAAP basis adjusted for: Non-cash equity-based compensation Non-cash income tax expense Discontinued operations 2007 realization of deferred tax assets and expectation of future taxable income will result in future income tax expense for book purposes at an effective rate of approximately 45% Statutory tax rate of approximately 36% will differ from effective tax rate of approximately 45% because of timing differences of the deductibility of certain expenses for book and tax purposes Substantially all book tax expense will be non-cash for federal income tax purposes because of a net operating loss carryforward of approximately $5.7 million at December 31, 2007.

12 Months Ended 12/31/2007 Results (Dollars in thousands, except EPS)

Reconciliation of GAAP to Non-GAAP Net Income For Year Ended 12/31/2007 (Dollars in thousands, except EPS)

Balance Sheet Data (Dollars in thousands)

Oct Nov Dec Percent 21.2 16.4 14.2 Product Sales For The Month of December Were Weaker Than Historical 4th Quarter Pattern Q4 2004 Q4 2005 Q4 2006 Q4 2007 Percent 0.419 0.391 0.438 0.36 December has historically been the strongest month of the 4th quarter in terms of both product order bookings and product recognized revenue The month of December has historically provided 39% to 44% of Q4 product revenue due to enterprise customer spending habits For Q4-2007, December revenue was weaker by approximately $2-$6 million as compared to historical trends for the quarter Reflects increased level of customer postponement of projects toward the end of the quarter; probably related to (1) economic outlook, (2) expectation of lower interest rates, and (3) expectation of tax advantages of waiting Ratio of month of December to total Q4 product revenue Q4 Monthly Product Order Bookings = Expected / Normal Range

4th Quarter Ended 12/31/2007 Results (Dollars in thousands, except EPS)

Reconciliation of GAAP to Non-GAAP Net Income For 4th Quarter Ended 12/31/2007 (Dollars in thousands, except EPS)

Gross Margin Product vs. Services Revenue Sources Product gross margin has trended upward slightly over a multi-year period, a function of our increasingly high value-add solutions and increasing business from repeat customers Services gross margin declined in 2005 and 2006 due to rapid national expansion and start-up of new practice areas, both of which increased engineering and other categories of costs of service in advance of service revenue production; improving recently as benefits are realized; Q4-2007 was at top end of range of 30%-35% 2003 2004 2005 2006 YTD-9mos Q4-07 Products 0.145 0.151 0.157 0.186 0.175 0.18 Services 0.296 0.334 0.25 0.21 0.26 0.35

Gross and Operating Profit Margin Gross profit margin on total revenue has trended slightly upward over the past several years due to improving mix of service revenue and improving gross margin on both product revenue and service revenue; Q4-2007 this trend continued Operating profit margin turned positive in 2004, then declined in 2005 and 2006 as we executed on rapid geographic expansion and introduced new practice areas, but began to improve in 2007 as benefits of expansion began to be realized; Q4-2007 improved 2003 2004 2005 2006 YTD-9mos Q4-07 Gross Margin 0.159 0.181 0.173 0.195 0.186 0.204 Operating Profit Margin -0.006 0.023 0.014 0.011 0.017 0.02 * 2005 results exclude one-time non-cash charge of $5.7 million

Recent Achievements, Activities & Events Achieved Cisco "National Partner" status in mid-2007 In July 2007 we increased our operating credit line facility to support substantially higher levels of revenue, and secured $10 million credit facility to be used to fund acquisitions Acquired Select, Inc. on 8/31/2007, giving INX a substantial presence in New England and enhancing Network Appliance storage systems abilities Upgraded listing of common stock to Nasdaq Global Market in mid-2007 Successfully introduced new key primary practice areas, including security and network storage Recognized multiple times by Cisco for customer satisfaction excellence More recently, we obtained important new certifications from Cisco, as a Master of Security, and as a Cisco Powered Managed Services Partner

INX and Industry Update The IP based protocol for storage known as iSCSI is the fastest growing segment of the storage networking market and is now the preferred storage network technology in the mid-market space Large enterprise spending on technology is mixed depending on industry segment. The smaller end of "enterprise" down to SMB is still relatively strong compared to large enterprise organizations in the U.S. Strategic acquisitions will be a focus area for 2008. We will be actively looking for acquisitions in key areas such as virtualization and managed services to increase INX's support services offerings and practice expansion in the area of Data Center Geographic expansion acquisitions will continue to be a major component of our acquisition strategy

Organic vs. Inorganic Revenue Growth Note: Dollars in millions; "mature" offices include offices in Texas and Federal office

Product Category Mix (Dollars in millions; based on customer billings, 3rd party support reflected net recognition) All major categories of product revenue grew at substantially higher growth rates than industry analyst predicted industry/market growth rates

Customer Categories and Mix (Dollars in thousands; based on customer billings)

Certain Sub-Categories Of Customers (Dollars in thousands; based on customer billings)

Staffing Trends Dec 31, 2004 144% increase in non-revenue-producers 293% increase in revenue-producers Dec 31, 2007 % Incr. Long-Term Trend Since starting national expansion in 2005, with over 3x increase in markets served, staffing has increased substantially in areas related to growth, but we have leveraged growth of administrative and operations staff relative to revenue producing staff; for 2007, direct employee costs were 68% of total operating expenses, so leveraging employee costs is key to improving operating profit margin

Relevant Industry/Market Growth Prospects IDC worldwide revenue forecasts for certain industry segments relevant to INX growth prospects: Expected worldwide 4-5 year market segment growth forecasts and market sizes are based on IDC forecasts; worldwide market size is in billions of U.S. dollars Note:

Outlook - Revenue Growth Growth of all categories of revenue are somewhat depressed recently due to economic uncertainty and the desire by customers to wait for lower interest rates, which conditions we believe will improve over the coming two quarters as interest rates bottom Growth of Unified Communications is depressed more than other categories due to the "large project" nature of Unified Communications transactions Growth of Unified Communications is also depressed temporarily by uncertainty over Microsoft's entry into the market, which we believe will ultimately drive increased adoption of Unified Communications, but in the short-run is slowing adoption INX's revenue growth will be a function of overall industry growth in 2008, however, we continue to believe that INX can grow at higher rates of growth than overall industry growth rates due to INX's focus and expertise, which we believe customers appreciate, and which we believe gives INX a competitive advantage At this time we believe it is more likely than not that 2nd quarter revenue will increase as compared to 1st quarter revenue, and that revenue for the 2nd half of 2008 will increase as compared to the 1st half of 2008

Outlook - INX Industry/Market Segments And Views On Organic Growth INX estimates of long term industry growth rates are INX estimates based on IDC and other industry analyst research reports and certain relevant manufacturer segment growth rates; INX '07 organic growth is based on customer billings Note:

Outlook - Unified Communications Growth 1H-06 2H-06 1H-07 2H-07 East 11.696183 17.107203 16.30161 16.268241 INX's Unified Communications business has slowed recently, which we attribute to a number of factors that we believe are temporary IP telephony projects are large projects relative to other IT spending, are targets for economic-uncertainty-driven delays Economic activity in the U.S. slowed in the second half of 2007, leading some customers to delay spending Customers also delayed moving forward with large projects in anticipation of lower interest rates, which impact debt financing and lease rates on capital expenditures, as well as anticipation of tax benefits from waiting Customers have also been confused over how Microsoft will fit into the market, causing delays in moving forward Unified Communications Billings (millions)

Outlook - Gross Margin Gross margin on products: Continue to target 15%-19% on products, which range we have been within To the extent that the economy and industry remain weak for an extended period we could possibly see some margin pressure if competitors are desperate for revenue, but we do not currently see signs of competitor desperation Gross margin on services: Continue to target 30%-35% on services Quarterly gross margin on services during 2007 ranged from 21% to 35%, and Q4-2007 gross margin on services was at the high end of our target range We expect gross margin on services revenue to fluctuate somewhat from quarter-to-quarter, but to generally trend upward on a full-year basis due to continued room for improvement of engineering resource utilization and room for leverage of somewhat fixed cost of operating our managed services offering. High levels of service revenue in a given quarter generally results in higher relative gross margin on services, lower relative revenue results in lower relative gross margin

Outlook - Operating Profit Margin We continue to maintain a target for operating profit margin % in the range of 4% to 7%, which we expect to achieve primarily by: improving gross margin on service revenue as compared to 2007 levels, primarily from improving utilization of engineering resources and leverage of somewhat fixed cost of providing our managed services offering improving the mix of total revenue towards a higher percentage of relatively higher gross margin services revenue as compared to relatively lower gross margin product revenue leveraging certain categories of operating expenses against higher revenue Our ability to achieve leverage on operating expenses is a function of revenue growth, not time, and therefore, the question of "when" we will achieve our target operating profit margin is dependent upon how long it takes to grow revenue to the level required to reach such target.

Outlook For Q1-2008 The historical Q1 monthly pattern of product order bookings shows that either January or March is usually the largest month of the quarter, with February being the weakest month of the quarter For January and February together, product order bookings totaled $36 million, a y/y increase of 39%, and increased 26% organically on a y/y basis excluding the recent Boston acquisition Based on quarter-to-date order bookings and estimated recognized revenue, and considering our current backlog of business and sales pipeline input, we expect first quarter total revenue of approximately $55 million to $60 million, an increase of approximately 20% to 31% as compared to the prior year period

Summary Both full year 2007 results and Q4-2007 results reflect record revenue, gross profit, operating profit, net income, and Non-GAAP net income Q4-2007 total revenue was below the range we had expected when we set expectations in early November due to lower than expected product revenue, which we attribute to customers postponing projects due to economic uncertainty We continue to maintain our long-term target ranges for gross profit of 15%- 19% for products and 30%-35% for services We expect $55-$60 million in revenue for 1Q-08, a y/y increase of 20%-31% We expect operating profit to continue to improve over the long-term, however, our ability to improve operating profit margin is dependent upon revenue increasing from recent levels